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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 14, 2003
Date of Report
(Date of Earliest Event Reported)

TRANSMONTAIGNE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11763	06-1052062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 Seventeenth Street, Suite 2750, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

(303) 626-8200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On May 14, 2003, TransMontaigne Inc. (the "Company") issued a press release announcing that it intends to offer $200 million aggregate principal amount of senior subordinated notes due 2010 (the "Notes") in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and in offshore transactions in accordance with Regulation S under the Securities Act. The Company also announced that it intends to use the net proceeds of the proposed private placement of the Notes to repay senior debt.

        The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial statements.

        Not applicable

(b)
Pro forma financial information.

        Not applicable

(c)
Exhibits.

Exhibit Number	Description
99.1	TransMontaigne Inc. press release dated May 14, 2003.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, TransMontaigne Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMONTAIGNE INC.
Dated: May 14, 2003	By:	/s/ RANDALL J. LARSON Randall J. Larson Executive Vice President

Exhibit Index

        The following exhibits are attached hereto and incorporated herein by reference:

Exhibit Number	Description
99.1	TransMontaigne Inc. press release dated May 14, 2003.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Signature
Exhibit Index